CONSENT OF COUNSEL

                           Scudder Tax Free Money Fund

     We hereby consent to the use of our name and to the references to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 32 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 2-65669, Investment Company Act File No. 811-2959) of Scudder Tax Free Money Fund (the "Fund") and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.




/s/ Willkie Farr & Gallagher
Willkie Farr & Gallagher
September 28, 2001
New York, New York